UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07       Submission of Matters to a Vote of Security Holders.

2017 Annual Meeting of Stockholders

On May 11, 2017, Great Ajax Corp. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). There were 15,617,191 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 83.20% of the outstanding shares of common stock on March 21, 2017, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: The re-election of the seven director nominees named in the Proxy Statement, each for a term expiring at the 2018 annual meeting of stockholders.

Name	For	Withheld
Lawrence Mendelsohn	11,225,730	942,587
Russell Schaub	11,860,130	308,187
Steven L. Begleiter	10,477,176	1,691,141
John C. Condas	12,010,672	157,645
Paul Friedman	12,089,672	78,645
Jonathan Bradford Handley, Jr.	12,100,616	67,701
J. Kirk Ogren, Jr.	11,280,571	887,746

In addition, there were 3,448,874 broker non-votes associated with the re-election of the directors. All director nominees were duly re-elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2: The ratification of the appointment of Moss Adams LLP to serve as our registered independent public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
15,590,458	23,246	3,487	0

At the Annual Meeting, stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Lawrence Mendelsohn
Name:	Lawrence Mendelsohn
Title:	Chief Executive Officer

Dated: May 11, 2017